Exhibit 31.1

SECTION 302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned, in the capacity and date indicated below, hereby certifies that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Gold Party Payday, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 17, 2013	/s/ Tatum L. Morita
Tatum L. Morita
President, Chief Executive Officer and Chief Financial Officer